EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-26601 of Metals USA, Inc. on Form S-1 of our report dated April 11, 1997 on the combined financial statements of Interstate Steel Supply Company and Affiliates as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE

Philadelphia, PA
July 7, 1997